Exhibit 8.1

List of Subsidiaries and Consolidated Affiliate Entities

Outside PRC

Ascendium Group Limited (British Virgin Islands)

Cyber Medical Network Limited (Hong Kong)

Medstar Overseas Limited (British Virgin Islands)

Our Medical Services Ltd. (British Virgin Islands)

King Cheers Holdings Limited (Hong Kong)

Concord Hospital Management Group Limited (Hong Kong)

Global Medical Imaging (Hongkong) Limited (Hong Kong)

CCM (Hong Kong) Medical Investments Limited (Hong Kong)

Concord Medical Investment Management Limited (British Virgin Islands)

Concord Healthcare Singapore PTE. Ltd. (Singapore)

China Medical Services Holdings Limited (Hong Kong)

US Proton Therapy Holdings Limited (British Virgin Islands)

US Proton Therapy Holdings Limited (Delaware, United States)

PRC

Concord Healthcare Group Co., Ltd.

Shenzhen Aohua Medical Technology Development Co., Ltd.

Shanghai Taifeng Medical Technology Ltd.

Shanghai Meizhong Jaihe General Practice Center

Medstar (Shanghai) Financial Leasing Co., Ltd.

Tianjin Concord Medical Technology Limited

Medstar (Guangzhou) Medical Technology Services Ltd.

Jiaxue (Shanghai) Medical Technology Services Ltd.

Beijing Century Friendship Science & Technology Development Co., Ltd.

Beijing Proton Medical Center Co., Ltd

Shanghai Concord Cancer Center

Shanghai Meizhong Jiahe Medical Image Diagnosis Limited

Shanghai Meizhong Jiahe Cancer Center

Shenzhen Concord Medical Investments Limited

Datong Meizhong Jiahe Cancer Center

Datong Meizhong Jiahe Traditional Chinese Medical Center

Shanghai Taizhi Medical Technology Services Ltd.

Beijing Yundu Internet Technology Co., Ltd.

Guangzhou Concord Cancer Center

Ningbo Jiahe Hospital Management Ltd.

Yinchuan Meizhong Jiahe Internet Hospital Ltd.

Guangzhou Concord Hospital Management Ltd.

Guangzhou Concord Medical Center Ltd.

Guangzhou Concord Medical Sci-Tech Innovation Center Ltd.

Guangzhou Meizhong Jiahe Medical Technology Services Ltd.

Beijing Healthingkon Technology Ltd.

Beijing Healthingkon Data Technology Ltd.

Beijing Concord Medical Technology Limited

Taizhou Concord Leasing Ltd.

Wuxi Concord Medical Development Ltd.

Wuxi Meizhong Jiahe Cancer Center

Guangzhou Concord Pharmacy Co., Ltd.